UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

RadioShack Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 RadioShack Circle, Mail Stop CF3-201, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(817) 415-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, the Management Development and Compensation Committee (the "Committee") of the Board of Directors of RadioShack Corporation (the "Company") amended the Company’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan (collectively, the "Deferral Plans") to provide (i) that the Deferral Plans shall cease accepting deferrals under Deferral Elections from Participants (all as defined under the Deferral Plans) after December 31, 2006; (ii) that, on December 31, 2006, all Company matching contributions under the Plans shall be vested in full; (iii) that the Company cease the mutual fund valuation method under the Plans on December 31, 2006, convert the mutual fund accounts to cash accounts on January 1, 2007, and pay interest on the cash accounts at the rate of six percent (6%) per annum from that date until the date of distribution thereof to the Participants; (iv) for a distribution, as soon as practicable following the first quarter 2007 earnings release, of all assets held by the Deferral Plans to all of its Participants according to the terms of the Deferral Plans; and (v) that the Deferral Plans shall comply with the requirements of Section 409A of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1 Third Amendment to the RadioShack Corporation Executive Deferred Compensation Plan, dated December 21, 2006.

10.2 Third Amendment to the RadioShack Corporation Executive Deferred Stock Plan, dated December 21, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation

December 27, 2006	By:	David S. Goldberg

Name: David S. Goldberg
Title: Senior Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to the RadioShack Corporation Executive Deferred Compensation Plan, dated December 21, 2006.
10.2	Third Amendment to the RadioShack Corporation Executive Deferred Stock Plan, dated December 21, 2006.